Exhibit 10.8

THIRD ADDENDUM TO THE AGREEMENT FOR THE PURCHASE AND SALE OF

WHITE ASPARAGUS AND PIQUILLO PEPPER

Witnesseth hereby the addendum to the Agreement for the Purchase and Sale of White Asparagus and Piquillo Pepper entered into by and between:

VIRÚ S.A. (formerly known as Sociedad Agrícola Virú S.A.), identified by Taxpayer Registration (RUC) No. 20373860736, with principal place of business at Panamericana Norte Km. 521, District and Province of Virú, La Libertad Region, acting by and through its attorneys-in-fact, Moisés Carlos Guzmán Cárdenas, identified by National Identity Document (DNI) No. 21462311, and Nicanor Mario Deza Neyra, identified by National Identity Document (DNI) No. 18193627, as per powers-of-attorney registered in Item No. 11009404 of the Registry of Legal Entities of the Public Registry in and for Trujillo, hereinafter referred to as “BUYER,” as party of the first part; and

CAMPOSOL S.A., identified by Taxpayer Registration (RUC) No. 20340584237, with principal place of business at Av. El Derby No. 250, piso 4, Urb. El Derby de Monterrico, District of Santiago de Surco, Province and Region of Lima, acting by and through its Unit Manager, Mr. Gustavo Miyashiro Tamanaja, identified by National Identity Document (DNI) No. 10477124, as per power-of-attorney registered in Electronic Item No. 11009728 of the Registry of Legal Entities of the Lima and Callao Registration Office – Lima Office, hereinafter referred to as “SELLER,” as party of the second part, under the following terms and conditions:

SECTION ONE: RECITALS

1.1

On December 2, 2015, the parties executed a Commercial Agreement, hereinafter referred to as the “Commercial Agreement”. Similarly, on December 17, 2015, the parties entered into the Master Commercial Agreement, hereinafter referred to as the “Agreement,” for the purpose of specifying the agreements reached in the Commercial Agreement in nine (09) annexes.

1.2

On March 6, 2017, the parties executed an addendum to the Agreement whereby they agreed to amend subsections 2.1.4 and 2.1.11 of Section Two, Section Four, Section Five, Section Eleven and the relevant part of Section Twenty of the Agreement, as well as Annexes 2, 3 and 8 thereto.

1.3

On May 15, 2017, the parties executed a Second Addendum to the Agreement whereby they agreed to amend subsection 2.1. of Section Two, subsections 3.1.3 and 3.1.10 of Section Three and Section Four of Annex 8 to the Agreement.

SECTION TWO: SUBJECT-MATTER

The parties, acting on their right, hereby agree to amend Annex 3 to the Agreement.

Amendment to Annex 3

ANNEX 3

AGREEMENT FOR THE PURCHASE AND SALE OF WHITE ASPARAGUS

AND PIQUILLO PEPPER

The parties agree to amend Section Four of Annex 3 to THE AGREEMENT by adding the following wording:

SECTION FOUR: PIQUILLO PEPPER

2018 Season:

1.	For the 2018 season, 177.7 hectares shall be planted under the pivot sprinkler irrigation system.

2.

The total estimated production shall be 5,332 MT of raw material. Deliveries shall be made from week 31 through 43, according to the projected production schedule attached hereto. The production schedule shall be updated according to weather conditions, week after week.

3.	The discard allowance shall be 8% in all deliveries, based on the Technical Specification worked out by both parties.

4.

For the beginning of the 2018 season and to cover the crop’s operating expenses, BUYER shall make SELLER an advance payment of USD 250,000.00 (Two Hundred and Fifty Thousand United States dollars), which shall serve to support the deliveries of raw material during the entire season. This amount shall be discounted with the deliveries of raw material on a fractional basis according to the volume delivered during the week. This advance payment must be made prior to the beginning of the harvest.

SECTION THREE: ALL OTHER TERMS UNCHANGED

Except for the amendment set forth in the foregoing section, the remaining terms and conditions agreed upon in the purchase and sale agreement shall remain in full force and effect until expiry.

IN WITNESS WHEREOF, the parties hereto have executed this addendum in two counterparts as a sign of acceptance as to form and substance, in Lima, on March 19, 2018.

SELLER

VIRÚ S.A.

BUYER

/s/ Mario Deza Neyra

By:

Name: Mario Deza Neyra, Engineer

Title: Plant Manager

BUYER

/s/ Moisés Carlos Guzmán Cárdenas

By:

Name: Moisés Carlos Guzmán Cárdenas

Identity Document: DNI 21462311

(Round seal: VIRÚ S.A. – Approved – Legal Department [initials])